UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2009

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 26, 2009, The Williams Companies, Inc. (the "Company") announced that it was initiating a private debt issuance to certain institutional investors. The Company intends to use the net proceeds from the offering for general corporate purposes, including enhancing the company’s liquidity position and the funding of capital expenditures. A copy of the Company’s press release announcing the same is attached as Exhibit 99.1 hereto.

Later on February 26, 2009, the Company also announced that it had priced the $600 million private offering of senior notes due 2020. The notes, which were offered to certain institutional investors, were priced with a 8.75 percent coupon and at 99.159 percent to par, with a yield to investors of 8.875 percent. A copy of the Company’s press release announcing the same is attached as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) None
(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit 99.1 Press release publicly announcing that the Company was initiating a private debt issuance to certain institutional investors.
Exhibit 99.2 Press release publicly announcing that the Company had priced the $600 million private offering of senior notes due 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

March 3, 2009	By:	William H. Gault

Name: William H. Gault
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 26, 2009, publicly announcing that the Company was initiating a private debt issuance to certain institutional investors.
99.2	Press release dated February 26, 2009, publicly announcing that the Company had priced the $600 million private offering of senior notes due 2020.